Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the “Amendment”), dated as of the date specified below, is by and between the borrower (the “Borrower”) and the bank (the “Bank”) identified below.

RECITALS

A.  The Borrower and the Bank have executed a Loan Agreement (the “Agreement”) dated SEPTEMBER 30, 2004 and the Borrower has executed a Note (the “Note”), dated SEPTEMBER 30, 2004, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $  5,000,000.00, as may be amended from time to time.

B.  The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

C.  The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

☐ Change in Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “                                 ”.

☐ Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with “$                              ”, which evidences an additional $                                  available to be advanced subject to the terms and conditions of the Agreement and Note.

☐ Temporary Increase in Maximum Loan Amount. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $                                  to $                                  effective                                  through                               annually. On                  through                                  annually, the maximum principal amount that may be borrowed thereunder shall revert to $                        and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

☐ Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with “                                 ”.

☐ Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

☐ Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of                                 % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

☐ Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $                                 (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

☐ Change in Paid-in-Full Period. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least                                   consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

Transferable Record. The agreement and note, as amended, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

[SIGNATURE(S) ON NEXT PAGE]

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Dated as of:	MAY 15, 2006 .

(Individual Borrower)		Outdoor Channel Holdings, Inc.
Borrower Name (Organization)

		a	Delaware Corporation

Borrower Name	N/A	By:	/s/ William A. Owen

William A. Owen
		Name and Title:	Chief Financial Officer

By:

Borrower Name	N/A	Name and Title:

Agreed to:

U.S. BANK N.A.
(Bank)

By:	/s/ Maureen K. Sullivan
Maureen K. Sullivan
Name and Title:	Vice President

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ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE

This Addendum is made part of the Revolving Credit Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Amendments to Financial Information and Reporting Requirements. Financial information and reporting requirements set forth in the Agreement are modified, added, deleted or restated as more specifically set forth below. Financial information and reporting requirements which are not modified, restated or deleted below shall remain in full force and effect. Financial terms used in the Amendment which are not specifically defined in the Amendment shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower or Guarantor who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

Modification of Borrower Financial Information and Reporting. All Borrower financial information and reporting requirements, whether set forth below or in the Agreement, will be provided by Borrower, in form and content acceptable to Bank, pertaining to Borrower. The following financial information and reporting requirements are hereby added or restated:

Annual Financial Statements: Not later than 90 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank.

Interim Financial Statements: Not later than 60 days after the end of each fiscal quarter, interim financial statements, prepared by Borrower.

Certificate of Compliance (this requirement pertains to Borrower only, regardless of whether financial reports are otherwise required for Borrower together with others hereunder): Not later than 60 days after the end of each fiscal quarter, a certificate, executed by Borrower (or, if Borrower is an entity, by Borrower’s chief financial officer or other officer or person acceptable to Bank) certifying that the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no default exists under the Agreement.

Deletion of Financial Information and Reporting Requirements. The following financial information and reporting requirements are hereby deleted from the Agreement, as previously amended:

Agings of Accounts Receivable and Agings of Accounts Payable

Amendments to Financial Covenants. Financial covenants set forth in the Agreement are modified, added, deleted or restated as more specifically set forth below, Financial covenants which are not modified, restated or deleted below shall remain in full force and effect. Financial terms used in the Amendment which are not specifically defined in the Amendment shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower or Guarantor who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

Modification of Borrower Financial Covenants. All Borrower financial covenants, whether set forth below or in the Agreement, will be maintained by Borrower (for purposes of all existing, new and amended financial covenants, the “Subject Party”).

Senior Funded Debt to EBITDA Ratio as of the end of each fiscal quarter for the fiscal quarter then ended of not more than 1.50 to 1.

“Senior Funded Debt to EBITDA Ratio” shall mean the ratio of Senior Funded Debt to EBITDA.

“Senior Funded Debt” shall mean indebtedness for borrowed money, for the deferred purchase price of property not purchased on ordinary trade terms, for capitalized leases and for other liabilities evidenced by promissory notes or other instruments, but not including any indebtedness that has been subordinated to the indebtedness evidenced by the Note pursuant to a writing that has been accepted by Bank.

“EBITDA” shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense.

Deletion of Financial Covenants. The following financial covenants are hereby deleted from the Agreement, as previously amended: Fixed Charge Coverage

Dated as of	May 15, 2006

(Individual)		(Non-Individual)

Outdoor Channel Holdings, Inc.
Borrower Name		a/an Delaware Corporation

		By:	/s/ William A. Owen
Borrower Name		Name and Title William A. Owen, Chief Financial Officer

By:
Name and Title

Agreed to:
U.S. BANK N.A.

		By:	/s/ Maureen K. Sullivan
Name and Title Maureen K. Sullivan, Vice President

SECOND ADDENDUM TO AMENDMENT
TO LOAN AGREEMENT AND NOTE

by and between

U.S. Bank N.A. and Outdoor Channel Holdings, Inc.

May 15, 2006

This Second Addendum to Amendment to Loan Agreement and Note (this “Addendum”) is made part of the Amendment to Loan Agreement and Note of even date herewith (the “Amendment”) made and entered into by and between the undersigned borrower (the “Borrower”) and U.S. Bank N.A. (the “Bank”). The warranties, covenants and other terms of this Addendum and the Addendum to Revolving Credit Agreement and Note of even date herewith (the “First Addendum”) by and between Borrower and Bank (i) supplement, amend or modify the Agreement (as defined in the Amendment), the Amendment and to the extent inconsistent herewith, all Loan Documents (as defined in the Agreement) and any and all other documents by and between Bank and Borrower that have not expired or terminated, including, without limitation, that certain Term Loan Agreement dated October 18, 2005 by and between Bank and Borrower, as such agreement may have been amended, modified, supplemented, extended, replaced or restated (collectively, the “Term Loan Agreement”), and (ii) constitute warranties, covenants and terms of all the extensions of credit made by Bank to Borrower, including, without limitation, the extensions of credit made pursuant to Term Loan Agreement. The First Addendum and this Addendum are (notwithstanding the name of the First Addendum and the introductory paragraph in the First Addendum) addendums to the Amendment. Capitalized terms and financial terms not defined herein shall have the meanings ascribed to them in the Agreement (as amended) or, if not defined in the Agreement, the meanings ascribed to them by generally accepted accounting principles. In the event of any conflict between the provisions of the Agreement, the Amendment, the First Addendum, any Loan Document, the Term Loan Agreement or any other document by and between Bank and Borrower, on the one hand, and the provisions of this Addendum on the other, the provisions of this Addendum shall prevail and control.

1.             Fixed Charge Coverage Ratio. The provision of the Addendum to Term Loan Agreement and Note dated October 18, 2005 (the “October 18, 2005 First Addendum”) by and between Borrower and Bank entitled ““Fixed Charge Coverage Ratio”” (containing the definition thereof) is hereby amended, restated and replaced in its entirety by the following:

“Fixed Charge Coverage Ratio” shall mean (a) net income, plus interest expense, plus rent expense, plus income tax expense, plus depreciation, plus amortization, plus charges related to non-cash stock-based compensation per the SFAS 123R requirement, minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest expense and rental or lease expense.

2.             Profitability. The provision of the Second Addendum to Amendment to Loan Agreement and Note dated October 18, 2005 (the “October 18, 2005 Second Addendum”) by and between Borrower and Bank entitled “Quarterly Profits” is hereby amended, restated and replaced in its entirety by the following:

Quarterly Profits. The Borrower shall have and shall report Net Profit After Taxes of an amount greater than $250,000.00 excluding any charges related to non-cash stock based compensation per the SFAS 123R requirement for each of its fiscal quarters.

3.             Continuing Validity. Except as expressly modified above or in other agreements between Borrower and Bank, the terms of the Agreement, the Amendment, the First Addendum, the Term Loan Agreement, the October 18, 2005 First Addendum, the October 18, 2005 Second Addendum and the other Loan Documents (as defined in the Agreement), and the other documents by and between Bank and Borrower in connection with extensions of credit by Bank to Borrower, shall remain unchanged and in full force and effect.

Dated as of May 15, 2006

Borrower:

Outdoor Channel Holdings, Inc.,
a Delaware corporation

By:	/s/ William A. Owen
William A. Owen,
Chief Financial Officer

Bank:

U.S. Bank N.A.

By:	/s/ Maureen Sullivan
Maureen Sullivan,
Vice President